Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2019 Results

– First-Quarter Revenue of $604.6 Million –

– First-Quarter GAAP Earnings per Share of $1.11 and Non-GAAP Earnings per Share of $1.40 –

– Reaffirms 2019 Guidance Including Citoxlab –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 7, 2019--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2019. For the quarter, revenue was $604.6 million, an increase of 22.4% from $494.0 million in the first quarter of 2018. Revenue growth was driven by all three business segments, particularly Discovery and Safety Assessment and Manufacturing Support.

Acquisitions, principally MPI Research, contributed 14.4% to consolidated first-quarter revenue growth. The impact of foreign currency translation reduced reported revenue growth by 2.8%. Excluding the effect of these items, organic revenue growth was 10.8%.

On a GAAP basis, first-quarter net income from continuing operations attributable to common shareholders was $55.1 million, an increase of 4.7% from net income of $52.7 million for the same period in 2018. First-quarter diluted earnings per share on a GAAP basis were $1.11, an increase of 2.8% from $1.08 for the first quarter of 2018. GAAP earnings per share included a gain from the Company’s venture capital investments of $0.16 per share in the first quarter of 2019, compared to a $0.10 gain for the same period in 2018. As previously disclosed, the Company’s venture capital investment performance has been excluded from non-GAAP earnings per share.

On a non-GAAP basis, net income from continuing operations was $69.4 million for the first quarter of 2019, an increase of 10.5% from $62.8 million for the same period in 2018. First-quarter diluted earnings per share on a non-GAAP basis were $1.40, an increase of 8.5% from $1.29 per share for the first quarter of 2018.

The GAAP and non-GAAP earnings per share increases were driven primarily by higher revenue, including the contribution from the MPI acquisition.

James C. Foster, Chairman, President and Chief Executive Officer, said, “In the first quarter, we saw a continuation of the robust business trends that we experienced throughout the second half of last year. Revenue growth was above 10% on both an organic and reported basis. Demand from our biotechnology clients continued to drive growth, the result of a robust funding environment and our targeted sales strategies that continued to resonate with this thriving client base. As the leading, early-stage CRO, we continue to differentiate ourselves from the competition through our science, our broad, early-stage portfolio from target discovery through non-clinical development, and the flexible relationships that we can offer clients.”

“Coupled with our first-quarter performance, we believe the continued execution of our business strategy and strong industry fundamentals firmly support our growth prospects for 2019 and beyond, which are enhanced by last week’s acquisition of Citoxlab. Citoxlab’s complementary service offering and geographic footprint are an excellent strategic fit, reinforcing our position as the partner of choice for early-stage drug research. Including the impact of the Citoxlab acquisition, we are reaffirming our 2019 financial guidance,” Mr. Foster concluded.

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $137.2 million in the first quarter of 2019, an increase of 2.4% from $134.0 million in the first quarter of 2018. Organic revenue growth was 5.4%, driven primarily by higher revenue for research model services, as well as increased demand for research models in China. Research model services benefited from a large government contract in the Insourcing Solutions (IS) business, which commenced in September 2018, and strong client demand for the Genetically Engineered Models and Services business. The revenue increase was partially offset by lower sales volume for research models outside of China, particularly to large biopharmaceutical clients.

In the first quarter of 2019, the RMS segment’s GAAP operating margin decreased to 27.6% from 28.8% in the first quarter of 2018. On a non-GAAP basis, the operating margin decreased to 28.1% from 29.8% in the first quarter of 2018. The GAAP and non-GAAP operating margin decreases were driven primarily by the large IS government contract and lower sales volume for research models outside of China.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $354.2 million in the first quarter of 2019, an increase of 36.2% from $260.0 million in the first quarter of 2018. Acquisitions, principally MPI Research, contributed 27.2% to DSA revenue growth. Organic revenue growth of 11.2% was driven by both the Safety Assessment and Discovery Services businesses. By client segment, the DSA revenue increase was driven primarily by robust demand from biotechnology clients.

In the first quarter of 2019, the DSA segment’s GAAP operating margin decreased to 13.2% from 15.7% in the first quarter of 2018. The GAAP operating margin decline was driven primarily by amortization of intangible assets related to the acquisition of MPI Research. On a non-GAAP basis, the operating margin was 18.6%, which was unchanged compared to the prior year.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $113.2 million in the first quarter of 2019, an increase of 13.2% from $100.0 million in the first quarter of 2018. Organic revenue growth was 17.2%, driven primarily by robust demand in the Microbial Solutions and Biologics Testing Solutions businesses.

In the first quarter of 2019, the Manufacturing segment’s GAAP operating margin decreased to 27.8% from 28.5% in the first quarter of 2018. On a non-GAAP basis, the operating margin decreased to 31.0% from 31.9% in the first quarter of 2018. The GAAP and non-GAAP operating margin declines were driven primarily by costs associated with capacity expansions, principally in the Biologics Testing Solutions business.

2019 Guidance

On February 13, 2019, the Company provided 2019 financial guidance for revenue growth and non-GAAP earnings per share, which included the impact of the Citoxlab acquisition. The acquisition of Citoxlab was subsequently completed on April 29, 2019.

The Company is reaffirming its revenue growth and non-GAAP earnings per share guidance for 2019 including the acquisition of Citoxlab. In addition, the Company is providing initial GAAP earnings per share guidance including the acquisition of Citoxlab of $4.75 to $4.90. The Company is also providing initial free cash flow guidance including the acquisition of Citoxlab of $310 to $320 million.

The Company’s revenue and earnings per share guidance including the impact of Citoxlab is as follows:

2019 GUIDANCE INCLUDING CITOXLAB	CURRENT	PRIOR
Revenue growth, reported	16% - 18%	16% - 18%
Less: Contribution from acquisitions (1)	8% - 9%	8% - 9%
Add: Negative impact of foreign exchange	~0.5%	~0.5%
Revenue growth, organic (2)	8.0% - 9.5%	8.0% - 9.5%
GAAP EPS estimate	$4.75-$4.90	—
Amortization of intangible assets (3)	$1.42-$1.52	—
Charges related to global efficiency initiatives (4)	~$0.07	—
Acquisition-related adjustments (5)	$0.25-$0.30	—
Venture capital investment (gains)/losses (6)	(~$0.16)	—
Non-GAAP EPS estimate	$6.40 - $6.55	$6.40 - $6.55
Free cash flow (7)	$310 - $320 million	—

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions which have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) Amortization of intangible assets includes an estimate of $0.30-$0.40 for the impact of the Citoxlab acquisition because the preliminary purchase price allocation has not been completed.

(4) These charges, which primarily include severance and other costs, relate primarily to the Company’s planned efficiency initiatives. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(5) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives. These costs will be partially offset by an anticipated discrete tax benefit.

(6) Venture capital investment performance only includes recognized gains or losses. The Company does not forecast future venture capital investment gains or losses.

(7) The reconciliation of 2019 free cash flow guidance is as follows: Cash flow from operating activities of $480-$490 million, less capital expenditures of ~$170 million, equates to free cash flow of $310-$320 million.

Webcast

Charles River has scheduled a live webcast on Tuesday, May 7, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Bank of America Merrill Lynch Healthcare Conference Presentation

Charles River will present at the Bank of America Merrill Lynch 2019 Health Care Conference in Las Vegas, Nevada, on Tuesday, May 14, at 11:20 a.m. PT/2:20 p.m. ET. Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; and investment gains or losses associated with our venture capital investments. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. Commencing in the first quarter of 2019, we exclude the performance of our venture capital investments due to the determination that such investment gains or losses are not core to our overall operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses, including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions, including the acquisition of Citoxlab, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; the impact of U.S. tax reform enacted in the fourth quarter of 2017; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; risks and uncertainties associated with the unauthorized access into its information systems reported on April 30, 2019, including the timing and effectiveness of adding enhanced security features and monitoring procedures, the status and effectiveness of the ongoing remediation process, the percentage of clients affected by the unauthorized access, and the potential revenue and financial impact related to the incident; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2019, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	March 30, 2019	March 31, 2018

Service revenue	$450,942	$345,454
Product revenue	153,627	148,516
Total revenue	604,569	493,970
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	316,800	243,808
Cost of products sold (excluding amortization of intangible assets)	75,992	68,693
Selling, general and administrative	122,574	103,372
Amortization of intangible assets	19,411	10,268
Operating income	69,792	67,829
Other income (expense):
Interest income	179	282
Interest expense	(9,987)	(11,191)
Other income, net	6,306	6,120
Income from continuing operations, before income taxes	66,290	63,040
Provision for income taxes	10,602	9,772
Income from continuing operations, net of income taxes	55,688	53,268
Loss from discontinued operations, net of income taxes	—	(23)
Net income	55,688	53,245
Less: Net income attributable to noncontrolling interests	555	614
Net income attributable to common shareholders	$55,133	$52,631

Earnings per common share
Basic:
Continuing operations attributable to common shareholders	$1.14	$1.10
Discontinued operations	$—	$—
Net income attributable to common shareholders	$1.14	$1.10
Diluted:
Continuing operations attributable to common shareholders	$1.11	$1.08
Discontinued operations	$—	$—
Net income attributable to common shareholders	$1.11	$1.08

Weighted-average number of common shares outstanding;
Basic	48,458	47,785
Diluted	49,462	48,828

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 30, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$126,316	$195,442
Trade receivables, net	495,501	472,248
Inventories	129,765	127,892
Prepaid assets	58,549	53,447
Other current assets	56,051	48,807
Total current assets	866,182	897,836
Property, plant and equipment, net	907,367	932,877
Right-of-use asset-operating leases	130,704	—
Goodwill	1,245,848	1,247,133
Client relationships, net	525,108	537,945
Other intangible assets, net	69,651	72,943
Deferred tax assets	23,772	23,386
Other assets	158,005	143,759
Total assets	$3,926,637	$3,855,879

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$30,655	$31,416
Accounts payable	78,523	66,250
Accrued compensation	82,174	137,212
Deferred revenue	137,886	145,139
Accrued liabilities	109,049	106,925
Other current liabilities	91,472	71,280
Total current liabilities	529,759	558,222
Long-term debt, net and finance leases	1,540,833	1,636,598
Right-of-use liability-operating leases	109,054	—
Deferred tax liabilities	151,881	143,635
Other long-term liabilities	173,562	179,121
Total liabilities	2,505,089	2,517,576
Redeemable noncontrolling interest	20,519	18,525
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 48,884 shares issued and 48,747 shares outstanding as of March 30, 2019, and 48,210 shares issued and 48,209 shares outstanding as of December 29, 2018	489	482
Additional paid-in capital	1,481,011	1,447,512
Retained earnings	97,229	42,096
Treasury stock, at cost, 137 and 1 shares, as of March 30, 2019 and December 29, 2018, respectively	(17,815)	(55)
Accumulated other comprehensive loss	(162,800)	(172,703)
Total equity attributable to common shareholders	1,398,114	1,317,332
Noncontrolling interest	2,915	2,446
Total equity	1,401,029	1,319,778
Total liabilities, redeemable noncontrolling interest and equity	$3,926,637	$3,855,879

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows relating to operating activities
Net income	$55,688	$53,245

Less: Loss from discontinued operations, net of income taxes	—	(23)
Income from continuing operations, net of income taxes	55,688	53,268
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	45,358	33,210
Stock-based compensation	12,899	10,541
Deferred income taxes	7,781	(782)
Gain on venture capital investments	(10,575)	(6,451)
Other, net	(380)	3,932
Changes in assets and liabilities:
Trade receivables, net	(23,127)	(3,780)
Inventories	(2,520)	(3,501)
Accounts payable	10,245	(1,076)
Accrued compensation	(55,114)	(30,991)
Deferred revenue	(14,405)	(18,292)
Customer contract deposits	(5,866)	23,566
Other assets and liabilities, net	(5,125)	407
Net cash provided by operating activities	14,859	60,051
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(989)	(20,216)
Capital expenditures	(16,731)	(27,726)
Purchases of investments and contributions to venture capital investments	(2,419)	(5,268)
Proceeds from sale of investments	15	28,596
Other, net	(689)	(50)
Net cash used in investing activities	(20,813)	(24,664)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	290,111	1,080,299
Proceeds from exercises of stock options	21,832	20,041
Payments on long-term debt, revolving credit facility, and finance lease obligations	(360,658)	(1,096,795)
Payments on debt financing costs	—	(4,932)
Purchase of treasury stock	(17,760)	(13,549)
Other, net	(2,608)	—
Net cash used in financing activities	(69,083)	(14,936)
Discontinued operations
Net cash used in operating activities from discontinued operations	—	(636)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6,025	4,254
Net change in cash, cash equivalents, and restricted cash	(69,012)	24,069
Cash, cash equivalents, and restricted cash, beginning of period	197,318	166,331
Cash, cash equivalents, and restricted cash, end of period	$128,306	$190,400

Supplemental cash flow information:
Cash and cash equivalents	$126,316	$187,774
Restricted cash included in Other current assets	491	605
Restricted cash included in Other assets	1,499	2,021
Cash, cash equivalents, and restricted cash, end of period	$128,306	$190,400

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended
	March 30, 2019	March 31, 2018
Research Models and Services
Revenue	$137,172	$133,958
Operating income	37,832	38,527
Operating income as a % of revenue	27.6%	28.8%
Add back:
Amortization related to acquisitions	352	409
Severance	160	523
Site consolidation costs, impairments and other items	181	515
Total non-GAAP adjustments to operating income	$693	$1,447
Operating income, excluding non-GAAP adjustments	$38,525	$39,974
Non-GAAP operating income as a % of revenue	28.1%	29.8%

Depreciation and amortization	$4,322	$4,853
Capital expenditures	$4,112	$4,625

Discovery and Safety Assessment
Revenue	$354,197	$259,992
Operating income	46,705	40,859
Operating income as a % of revenue	13.2%	15.7%
Add back:
Amortization related to acquisitions	16,735	7,541
Severance	13	(254)
Acquisition related adjustments (2)	2,254	430
Site consolidation costs, impairments and other items	—	(143)
Total non-GAAP adjustments to operating income	$19,002	$7,574
Operating income, excluding non-GAAP adjustments	$65,707	$48,433
Non-GAAP operating income as a % of revenue	18.6%	18.6%

Depreciation and amortization	$33,784	$20,787
Capital expenditures	$8,848	$12,802

Manufacturing Support
Revenue	$113,200	$100,020
Operating income	31,499	28,523
Operating income as a % of revenue	27.8%	28.5%
Add back:
Amortization related to acquisitions	2,324	2,318
Severance	227	870
Acquisition related adjustments (2)	50	—
Site consolidation costs, impairments and other items	1,008	159
Total non-GAAP adjustments to operating income	$3,609	$3,347
Operating income, excluding non-GAAP adjustments	$35,108	$31,870
Non-GAAP operating income as a % of revenue	31.0%	31.9%

Depreciation and amortization	$5,805	$5,736
Capital expenditures	$3,606	$6,834

Unallocated Corporate Overhead	$(46,244)	$(40,080)
Add back:
Acquisition related adjustments (2)	5,422	2,864
Total non-GAAP adjustments to operating expense	$5,422	$2,864
Unallocated corporate overhead, excluding non-GAAP adjustments	$(40,822)	$(37,216)

Total
Revenue	$604,569	$493,970
Operating income	$69,792	$67,829
Operating income as a % of revenue	11.5%	13.7%
Add back:
Amortization related to acquisitions	19,411	10,268
Severance and executive transition costs	400	1,139
Acquisition related adjustments (2)	7,726	3,294
Site consolidation costs, impairments and other items	1,189	531
Total non-GAAP adjustments to operating income	$28,726	$15,232
Operating income, excluding non-GAAP adjustments	$98,518	$83,061
Non-GAAP operating income as a % of revenue	16.3%	16.8%

Depreciation and amortization	$45,358	$33,210
Capital expenditures	$16,731	$27,726

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 30, 2019	March 31, 2018

Net income attributable to common shareholders	$55,133	$52,631
Less: Loss from discontinued operations, net of income taxes	—	(23)
Net income from continuing operations attributable to common shareholders	55,133	52,654
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	28,726	15,232
Write-off of deferred financing costs and fees related to debt refinancing	—	3,261
Venture capital (gains) losses	(10,575)	(6,451)
Tax effect of non-GAAP adjustments	(3,880)	(1,879)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$69,404	$62,817

Weighted average shares outstanding - Basic	48,458	47,785
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	1,004	1,043
Weighted average shares outstanding - Diluted	49,462	48,828

Earnings per share from continuing operations attributable to common shareholders
Basic	$1.14	$1.10
Diluted	$1.11	$1.08

Basic, excluding non-GAAP adjustments	$1.43	$1.31
Diluted, excluding non-GAAP adjustments	$1.40	$1.29

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended March 30, 2019	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	22.4%	2.4%	36.2%	13.2%
Decrease due to foreign exchange	2.8%	3.0%	2.2%	4.3%
Contribution from acquisitions (2)	(14.4)%	—%	(27.2)%	(0.3)%
Non-GAAP revenue growth, organic (3)	10.8%	5.4%	11.2%	17.2%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions. Manufacturing Support includes an immaterial acquisition of an Australian Microbial Solutions business.

(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

CONTACT:
Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com